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                                                  EXHIBIT 12-1

          PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           SEC METHOD
                             ($000)

                                                    6 MONTHS
                                                      ENDED
                                                    06/30/94
                                                    --------
NET INCOME                                          $275,434

ADD BACK:

- - INCOME TAXES:
     OPERATING INCOME                                172,362
     NON-OPERATING INCOME                             11,414
                                                     -------
  NET TAXES                                          183,776

- - FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                     195,622
     ANNUAL RENTALS                                    3,667
                                                     -------
     TOTAL FIXED CHARGES                             199,289

ADJUSTED EARNINGS INCLUDING AFUDC                   $658,499
                                                  ==========
RATIO OF EARNINGS TO FIXED CHARGES                      3.30
                                                        ====


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